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EXHIBIT 3.1
COMPOSITE CERTIFICATE OF INCORPORATION OF OFG BANCORP
FIRST: The name of the corporation (hereinafter called

the Corporation) is “OFG Bancorp”.

SECOND: The principal office of the

Corporation in the Commonwealth

of Puerto Rico is located at Hato

Rey Tower, 268
Muñoz Rivera Avenue, Suite 501, Hato Rey, Puerto Rico in the Municipality

of San Juan, Puerto Rico. The

name of the
resident agent of the Corporation

is OFG Bancorp and the

address is Oriental Center, Legal Department,

254 Munoz Rivera
Avenue, San Juan, Puerto Rico 00918.

THIRD: The purpose of the Corporation

is to engage, for profit, in any

lawful act or activity for which

a corporation may be
organized under the General Corporation

Law of the Commonwealth

of Puerto Rico.

FOURTH: The authorized capital of the Corporation shall

be ONE HUNDRED TEN

MILLION DOLLARS ($110,000,000)
represented by ONE HUNDRED MILLION

(100,000,000) shares of common

stock, $1.00 par value per

share, and TEN
MILLION (10,000,000) shares

of preferred stock, $1.00 par value

per share. The shares may be issued

by the Corporation from
time to time as authorized by the

Board of Directors without the

further approval of shareholders,

except to the extent that such
approval is required by governing

law, rule or regulation.
The Board of Directors is expressly

authorized to provide, when it deems

necessary, for the issuance of shares of preferred
stock in one or more series, with such

voting powers, full or limited,

but not to exceed one vote per share,

or without voting
powers; and with such designations,

preferences, rights, qualifications,

limitations or restrictions thereof,

as shall be expressed
in the resolution or resolutions of the

Board of Directors, authorizing

such issuance, including (but

without limiting the
generality of the foregoing) the following:

(a)

the designation of such series, the number

of shares to constitute such series

and the stated value thereof if
different from the par value thereof;
(b)

the dividend rate of such series,

the conditions and dates upon which

the dividends shall be payable,

the
preference or relation which such dividends

shall bear to the dividends payable

on any other class or classes of
capital stock of the Corporation,

and whether such dividends shall

be cumulative or non-cumulative;
(c)

whether the shares of such series

shall be subject to redemption by

Corporation, and if made

subject to such
redemption, the terms and conditions

of such redemption;
(d)

the terms and amount of any sinking

fund provided for the purchase

or redemption of the shares of such series;
(e)

whether the shares of such series shall

be convertible and if provision

be made for conversion, the

terms of such
conversion;
(f)

the extent, if any, to which the holders of such shares shall be entitled to vote; provided, however, that in no
event, shall any holder of any series of

preferred stock be entitled to more

than one vote for each such share;
(g)

the restrictions and conditions, if any, upon the issue

or re-issue of any additional preferred

stock ranking on a
parity with or prior to such shares as

to dividends or upon dissolution;
(h)

the rights of the holders of such shares

upon dissolution of, or upon distribution

of assets of the Corporation,
which rights may be different in the case

of a voluntary dissolution; and
(i)

any other powers, preferences and relative,

participating, optional and other special

rights, and any
qualifications, limitations and restrictions

thereof.

The powers, preferences and relative,

participating, optional and other

special rights, of each

series of preferred stock, and the
qualifications, limitations or restrictions

thereof, if any, may differ from those of any and all other series at any time outstanding. All
shares of any one series of preferred

stock shall be identical in all

respects with all other shares of

such series, except that shares of
any one series issued at different times may

differ as to the dates from which dividends

thereon shall accrue and/or be

cumulative.
FIFTH: No holder of the capital stock

of the Corporation shall be

entitled as such, as a matter of right,

to subscribe for or
purchase any part of any new or additional

issue of stock of any class whatsoever

of the Corporation, or of securities

convertible into
stock of any class whatsoever, whether now or hereafter

authorized, or whether issued for

cash or other consideration or by

way of a
dividend.
SIXTH: The name, place of residence

and postal address of the sole incorporator

are as follows:

Name

Place of Residence and Postal Address

Pedro Maldonado

Carretera 971

Kilómetro 12.2

Barrio Sonadora

Naguabo, Puerto Rico

P.O.

Box 364225
San Juan, Puerto Rico 00936-4225
SEVENTH: The Corporation is to have

perpetual existence:
EIGHTH: For the management of

the business and for the conduct

of the affairs of the Corporation, and

in further creation,
definition, limitation and regulation

of the powers of the Corporation

and of its directors and stockholders,

it is further provided:

1.
Directors and Number of Directors
. The business and affairs of the Corporation

shall be managed by or

under
the direction of a Board of Directors.

The number of directors of the Corporation

shall be fixed by, or in the manner provided in, the
by-laws. The directors of the Corporation

need not be stockholders.

2.
Classification and Term
. The Board of Directors, other than those

who may be elected by

the holders of any
class or series of stock having preference

over the Common Stock

as to dividends or upon liquidation,

shall be divided into three
classes as nearly equal in number as

possible until the 2019 annual

meeting of stockholders, with one

class to be elected annually. The
term of office of the initial directors shall

be as follows: the term

of directors of the first class shall

expire at the first annual meeting of
stockholders after the effective date of this

Certificate of Incorporation; the

term of office of the directors of the second

class shall
expire at the second annual meeting

of stockholders after the effective date of

this Certificate of Incorporation;

and the term of office
of the third class shall expire at the

third annual meeting of stockholders

after the effective date of this Certificate

of Incorporation;
and, as to directors of each class, when

their respective successors

are elected and qualified. At each annual

meeting of stockholders
until the 2019 meeting, directors elected

to succeed those whose terms are

expiring shall be elected for a term

of office to expire at the
third succeeding annual meeting of stockholders

and when their respective successors

are

elected and qualified.
At the 2019 annual meeting of stockholders,

the term of office of all classes of directors

shall expire. Effective as of the date

of the
2019 annual meeting of stockholders,

the classification of the Board

of Directors shall be eliminated,

and all directors thereafter shall
be elected annually.

3.
Cumulative Voting
. At each annual meeting of stockholders

in which more than one director

is being elected,
every stockholder entitled to vote at such

election shall have the right

to vote, in person or by proxy, the number of shares owned

by
the stockholder for as many persons

as there are directors to be elected

and for whose election the

stockholder has a right to vote,

or to
cumulate the votes by giving one

candidate as many votes as

the number of such directors

to be elected multiplied by the

number of
his shares shall equal, or by distributing

such votes on the same principle among

any number of candidates.

4.
Vacancies
. Except as otherwise fixed pursuant

to the provisions of Article FOURTH hereof relating

to the rights
of the holders of any class or series

of stock having a preference

over the Common Stock as to dividends

or upon liquidation to elect
directors, any vacancy occurring in

the Board of Directors, including

any vacancy created by reason of an

increase in the number of
directors, may be filled by a majority

vote of the directors then in office,

whether or not a quorum

is present, or by a sole remaining

director, and any director so chosen shall hold office

for the remainder of the term to

which the director has been selected

and until
such director's successor shall have been

elected and qualified. When the number

of directors is changed prior to

the 2019 annual
meeting of stockholders, the Board of

Directors shall determine the class

or classes to which the increased

or decreased number of
directors shall be apportioned; provided

that no decrease in the number

of directors shall shorten the

term of any incumbent director.

5.
Removal
. Subject to the rights of any class or

series of stock having preference

over the Common Stock

as to
dividends or upon liquidation to elect

directors, any director (including

persons elected by directors to fill

vacancies in the Board of
Directors) may be removed from office

only with cause by an affirmative vote

of not less than a majority

of the votes eligible to be
cast by stockholders at a duly constituted

meeting of stockholders called

expressly for such purpose.

6.
By-Laws
. The Board of Directors is expressly authorized

and empowered to make, alter and

repeal the by-laws of
the Corporation, subject to the power

of the stockholders to alter or

repeal the by-laws made by the Board

of Directors. Such action by
the Board of Directors shall require the

affirmative vote of a majority of the

directors then in office at any regular

or special meeting
of the Board of Directors. Such

action by the stockholders shall

require the affirmative vote of

the holders of a majority of the shares
of the Corporation entitled to vote

generally in an election of

directors, voting together as a single

class, as well as such additional vote
of the preferred stock as may be required

by the provisions of any series

thereof.

NINTH: The personal liability of

the directors and officers of the Corporation

for monetary damages shall

be eliminated to
the fullest extent permitted by the General

Corporation Law of the

Commonwealth of Puerto Rico

as it exists on the effective date of
this Certificate of Incorporation or

as such law may be thereafter

in effect. No amendment, modification

or repeal of this Article
NINTH shall adversely affect the rights

provided hereby with

respect to any claim, issue or

matter in any proceeding that

is based in
any respect on any alleged action

or failure

to act prior to such amendment,

modification or repeal.